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Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-49363 of Global Sports, Inc. on Form S-8 of our report dated March 22, 2000, appearing in this Annual Report on Form 10-K of Global Sports, Inc. for the year ended January 1, 2000.

/s/ Deloitte & Touche LLP
Deloitte & Touche LLP
Philadelphia, Pennsylvania

April 28, 2000